ExhibitEXHIBIT 99.2 99.2

Table of Contents Company Overview Company Information 3 Quarter and Year-to-Date Highlights 6 Financial Highlights 8 Company Snapshot 9 Financial Statements Condensed Consolidated Balance Sheets 10 Condensed Consolidated Statements of Operations 11 Condensed Consolidated Statements of Cash Flows 12 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre 13 Debt Composition and Maturity Schedule 14 Capitalization and Covenants 15 Portfolio Information Same-Property Performance and NOI 16 Investment Activity 17 Development/Redevelopment Summary and Property Capital Expenditures 18 Key Markets/Top 75 MSA Concentration and Regional Portfolio Distribution 19 Portfolio Diversification by Type, Historical Campus Proximity and Tenant Specialty 20 New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations 21 Top MOB Tenants and Ownership Interests 22 Reporting Definitions 23 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward- looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. 2Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, comprising approximately 23.3 million square feet of gross leasable area (“GLA”), with $6.9 billion invested primarily in MOBs. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the S&P 500 and US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn, Instagram and Twitter. Executive Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Amanda L. Houghton I Executive Vice President - Asset Management David A. Gershenson I Chief Accounting Officer Caroline E. Chiodo I Senior Vice President - Acquisitions and Development David W. Chung I Senior Vice President - Development Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Follow Us: Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 2Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 3

HTA: LARGEST DEDICATED OWNER OF MEDICAL OFFICES

$6.9B GROSS INVESTMENTS	**23M+ SF** LARGEST ON-CAMPUS OWNER	**184%** TOTAL SHAREHOLDER RETURNS (Since December 2006)	**BBB/Baa2** INVESTMENT GRADE BALANCE SHEET

BEST IN CLASS PORTFOLIO FOCUSED IN 20-25 KEY MARKETS



Albany, NY
Indianapolis, IN
Pittsburgh, PA
Boston, MA
Denver, CO
Hartford, CT
Raleigh, NC
Orange County / Los Angeles
Phoenix, AZ
Orlando, FL
Atlanta, GA
Houston, TX
Tampa, FL
Dallas, TX
Miami, FL
HTA Properties
HTA Market with ~1 Million+ SF
HTA Market ~500K - 1 Million SF
PM Offices

9 MARKETS ~ 1M+ SF | **15 MARKETS > 500K SF**

Full-Service Operating Platform	Focus and Scale	Diversification	Investment Grade Balance Sheet
Best-in-Class Fully Integrated Operations Management	**94% of Portfolio in Key Markets & Top 75 MSAs**	**431 Buildings throughout 32 States**	**BBB/Baa2** Standard & Poor's/Moody's Credit Rating
Property Management	Platform with Scale Creates:	Top Tenant < 4.6% of ABR	**5.7x** Net Debt/ Adjusted EBITDAre
Leasing	Local Expertise	Top Market < 10.5% of ABR	**$1.0B** Liquidity
Facilities & Engineering	Strong Relationships	Size & Diversification provides stability of cash flows	
Construction & Development	Operational Benefits		
	Access to Better Performing Markets		

2Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 4

FINANCIAL PERFORMANCE: DECADE OF VALUE CREATION

Normalized FFO/Share



$0.45
$0.40
$0.35
$0.30
$0.38
$0.37
$0.37
$0.38
$0.39
$0.39
$0.40
$0.40
$0.40
$0.41
$0.41
$0.39
$0.42
$0.42
$0.41
$0.41
$0.41
$0.40
$0.40
$0.41
3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19

Same Store Growth



4%
3%
2%
1%
0%
3.1%
3.3%
3.0%
3.0%
3.1%
3.1%
3.0%
3.1%
3.3%
2.9%
3.2%
3.1%
2.9%
2.8%
2.3%
2.6%
2.5%
2.7%
2.7%
2.9%
2.9% HTA Avg.
2.6% REIT MOB Avg.
3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19

DELIVERING SHAREHOLDER VALUE



HTA Total Returns (Since Inception)
225%
175%
125%
75%
25%
-25%
-75%
HTA: 184%
S&P: 171%
RMS: 92%
12/29/2006
12/29/2007
12/29/2008
12/29/2009
12/29/2010
12/29/2011
12/29/2012
12/29/2013
12/29/2014
12/29/2015
12/29/2016
12/29/2017
12/29/2018
*As of 6.30.19
HTA
US REIT Index (RMS)
S&P 500

8.4% Annualized Average Total Returns Since First Distribution in 2006 to June 30, 2019

Top MOB Tenants

- AdventHealth
- Ascension
- Atrium Health
- Baylor Scott & White Health
- Boston Medical Center
- CommonSpirit Health
- Community Health Network
- Community Health Systems
- Harbin Clinic
- HCA Healthcare
- Highmark-Allegheny Health Network
- Mercy Health
- Providence St. Joseph Health
- Rush University Medical Center
- Steward Health Care
- Tenet Healthcare Corporation

HTA LISTED NYSE

Steady & Reliable Dividend



$0.32
$0.30
$0.28
$0.26
$0.290
$0.295
$0.300
$0.305
$0.310
3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19

2Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 5

Company Overview Highlights Second Quarter 2019: • Net Income Attributable to Common Stockholders was $16.3 million, or $0.08 per diluted share, an increase of $0.01 per diluted share, compared to Q2 2018. • Funds From Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), was $84.6 million, or $0.40 per diluted share, for Q2 2019. Due to the adoption of Topic 842, initial direct costs are now reported in general and administrative expenses. For Q2 2018, HTA capitalized approximately $0.9 million of initial direct costs. • Normalized FFO was $85.2 million, or $0.41 per diluted share, for Q2 2019. • Normalized Funds Available for Distribution (“FAD”) was $73.1 million for Q2 2019. • Same-Property Cash Net Operating Income (“NOI”) increased $3.2 million, or 2.9%, to $112.5 million, compared to Q2 2018. • Leasing: HTA’s portfolio had a leased rate of 91.6% by gross leasable area (“GLA”) and an occupancy rate of 90.6% by GLA for Q2 2019. During Q2 2019, HTA executed approximately 0.8 million square feet of GLA of new and renewal leases. Re- leasing spreads increased to 3.6% and tenant retention for the Same-Property portfolio was 83% by GLA for Q2 2019. Year-to-Date 2019: • Net Income Attributable to Common Stockholders was $29.7 million, or $0.14 per diluted share, an increase of $0.02 per diluted share, compared to 2018. • FFO, as defined by NAREIT, was $167.4 million, or $0.80 per diluted share, for 2019. For 2018, HTA capitalized approximately $2.2 million of initial direct costs. • Normalized FFO was $168.3 million, or $0.81 per diluted share, for 2019. • Normalized FAD was $146.3 million for 2019. • Same-Property Cash NOI increased $6.3 million, or 2.9%, to $223.8 million, compared to 2018. • Leasing: During the six months ended June 30, 2019, HTA executed approximately 1.9 million square feet of GLA of new and renewal leases, or over 8.1%, of the total GLA of its portfolio. Re-leasing spreads increased to 4.7% and tenant retention for the Same-Property portfolio was 85% by GLA year-to-date. Balance Sheet and Capital Markets • Balance Sheet: HTA ended Q2 2019 with total liquidity of $1.0 billion, inclusive of $23.2 million of cash and cash equivalents, and a $52.1 million forward equity agreement, resulting in total leverage of (i) 30.7%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 5.7x, measured as debt less cash and cash equivalents to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). • Equity: In June 2019, under its at-the-market (“ATM”) offering program, HTA entered into a forward sale arrangement in which it would issue approximately 1.8 million shares of common stock to receive anticipated net proceeds of approximately $52.1 million prior to June 2020, subject to adjustments as provided in the forward equity agreement. Noteworthy 2019 Activities • Investments: To date, HTA has closed on approximately $111 million of investments totaling approximately 320,000 square feet of GLA with $74.1 million closed during Q2 2019 and $18.0 million closed subsequent to Q2 2019. These investments are primarily located in HTA’s existing key markets and acquired at average capitalization rates of 5.5%. The key acquisitions are highlighted by the following: ◦ Streeterville Center: An on-campus MOB located adjacent to Northwestern Memorial Hospital, in downtown Chicago, IL. We acquired the 72,000 square foot MOB for $40.0 million. It is approximately 98% leased and will be operated by HTA’s internal asset management platform. ◦ Charlotte MOBs: Two MOBs located in affluent Charlotte, NC suburbs for $20.3 million totaling 73,000 square feet of GLA. These include an MOB adjacent to Novant Huntersville hospital campus and a core community MOB in close proximity to Davidson College. With these acquisitions, HTA’s Charlotte, NC presence will increase to over 400,000 square feet of GLA, allowing HTA to bring its assets onto its internal asset management platform allowing HTA to expand its key health system relationships. ◦ Fairfax MOB: An MOB investment of $18.0 million closed subsequent to Q2 2019, totaling approximately 57,000 square feet of GLA and approximately 98% leased. 2Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 6

Company Overview Noteworthy 2019 Activities - Continued • Dividends: On July 23, 2019, HTA’s Board of Directors announced an increased quarterly cash dividend of $0.315 per share of common stock and per OP Unit. The quarterly dividend is to be paid on October 10, 2019 to stockholders of record of its common stock and holders of its OP Units on October 3, 2019. Impact of Topic 842 Leases • The Financial Accounting Standards Board issued Topic 842, which was effective for HTA as of January 1, 2019. Topic 842 modifies the treatment of initial direct costs, which historically under Topic 840 were capitalized in accordance with certain criteria provided for in the applicable guidance. Topic 842 also eliminates the accounting recognition of expenses paid directly by tenants and moves certain bad debt costs from expense to revenue. During the three and six months ended Q2 2018, HTA capitalized $0.9 million and $2.2 million, respectively, of initial direct costs that would now be expensed under Topic 842. In addition, for the three and six months ended Q2 2018, HTA recognized $3.4 million and $7.0 million, respectively, of tenant paid property taxes in both revenues and expenses and a nominal amount of bad debt costs recognized as expenses. 2019 Guidance For 2019, HTA updated its earnings guidance as follows: Annual Expectations Low to High Net income attributable to common stockholders per share $0.33 $0.36 Same-Property Cash NOI 2.0% 3.0% FFO per share, as defined by NAREIT $1.62 $1.64 Normalized FFO per share $1.63 $1.65 2Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 7

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	2Q19	1Q19	4Q18	3Q18	2Q18
INCOME ITEMS					
Revenues	$ 171,757	$ 168,966	$ 172,298	$ 175,135	$ 173,332
NOI (1)(2)	118,819	117,498	117,045	119,346	119,779
Adjusted EBITDA*re*, annualized (1)(3)	450,216	444,692	444,036	446,928	456,596
FFO (1)(3)	84,555	82,875	85,194	81,362	84,394
Normalized FFO (1)(3)	85,152	83,148	84,182	86,144	85,087
Normalized FAD (1)(3)	73,118	73,153	68,291	68,814	72,230
Net income attributable to common stockholders per diluted share	$ 0.08	$ 0.06	$ 0.07	$ 0.82	$ 0.07
FFO per diluted share	0.40	0.40	0.41	0.38	0.40
Normalized FFO per diluted share	0.41	0.40	0.40	0.41	0.41
Same-Property Cash NOI growth (4)	2.9%	2.7%	2.7%	2.5%	2.6%
Fixed charge coverage ratio (5)	4.45x	4.37x	4.28x	4.22x	4.10x

	As of				
	2Q19	1Q19	4Q18	3Q18	2Q18
ASSETS					
Gross real estate investments	$ 6,985,828	$ 6,894,539	$ 6,873,790	$ 6,858,468	$ 7,015,665
Total assets	6,240,475	6,242,554	6,188,476	6,328,684	6,302,130
CAPITALIZATION					
Net debt (6)	$ 2,543,814	$ 2,480,546	$ 2,415,011	$ 2,384,141	$ 2,657,340
Total capitalization (7)	8,279,235	8,456,142	7,709,762	8,015,778	8,357,574
Net debt/total capitalization (6)	30.7%	29.3%	31.3%	29.7%	31.8%

(1) Refer to pages 23 and 24 for the reporting definitions of NOI, Adjusted EBITDA*re*, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 16 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 13 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA*re*.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDA*re* divided by interest expense and scheduled principal payments.
(6) Refer to page 15 for components of net debt.
(7) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus net debt. Refer to page 15 for details.

2Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 8

Company Overview

Company Snapshot

(as of June 30, 2019)

Investments in Real Estate [(1)]	$	6.9
Total portfolio GLA [(2)]		23.3
Leased rate [(3)]		91.6%
Same-Property portfolio tenant retention rate (YTD) [(4)]		85%
% of GLA managed internally		93%
% of GLA on-campus/adjacent		68%
% of invested dollars in key markets & top 75 MSAs [(5)]		94%
Weighted average remaining lease term for all buildings [(7)]		5.7
Weighted average remaining lease term for single-tenant buildings [(7)]		7.9
Weighted average remaining lease term for multi-tenant buildings [(7)]		4.6
Credit ratings (Standard & Poor's/Moody's)		BBB(Stable)/Baa2(Stable)
Cash and cash equivalents [(2)]	$	23.2
Net debt/total capitalization		30.7%
Weighted average interest rate per annum on portfolio debt [(8)]		3.44%

Building Type

% of Portfolio (based on GLA)



Medical Office Buildings
94%
Senior Care
2%
Hospitals
4%

Presence in Top MSAs [(9)]

% of Portfolio (based on invested dollars)



Hartford/New Haven, CT
4.3%
Indianapolis, IN
4.1%
Atlanta, GA
4.8%
Phoenix, AZ
3.9%
Tampa, FL
5.1%
Denver, CO
3.6%
Orange County/Los Angeles, CA
3.5%
Boston, MA
5.8%
Houston, TX
6.3%
Dallas, TX
12.3%
All Other Markets
6.0%
Remaining Top MSAs
40.3%

(1) Amount presented in billions. Refer to page 23 for the reporting definition of Investments in Real Estate.
(2) Amounts presented in millions. Total portfolio GLA excludes GLA for projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Calculations are based on percentage of total GLA, excluding GLA for development properties.
(4) Refer to page 24 for the reporting definition of Retention.
(5) Refer to page 23 for the reporting definition of Metropolitan Statistical Area.
(6) Amounts based on annualized base rent.
(7) Amounts presented in years.
(8) Includes the impact of cash flow hedges.
(9) Refer to page 19 for a detailed table of HTA' s Key Markets and Top 75 MSA Concentration.

HTA LISTED NYSE

2Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 9

Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share and per share data) As of 2Q19 4Q18 ASSETS Real estate investments: Land $ 492,770 $ 481,871 Building and improvements 5,886,129 5,787,152 Lease intangibles 598,022 599,864 Construction in progress 8,907 4,903 6,985,828 6,873,790 Accumulated depreciation and amortization (1,324,281) (1,208,169) Real estate investments, net 5,661,547 5,665,621 Investment in unconsolidated joint venture 66,731 67,172 Cash and cash equivalents 23,194 126,221 Restricted cash 5,950 7,309 Receivables and other assets, net 225,681 223,415 Right-of-use assets, net 245,495 — Other intangibles, net 11,877 98,738 Total assets $ 6,240,475 $ 6,188,476 LIABILITIES AND EQUITY Liabilities: Debt $ 2,567,008 $ 2,541,232 Accounts payable and accrued liabilities 159,853 185,073 Security deposits, prepaid rent and other liabilities 41,241 59,567 Lease liabilities 200,842 — Intangible liabilities, net 40,529 61,146 Total liabilities 3,009,473 2,847,018 Commitments and contingencies Redeemable noncontrolling interests — 6,544 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 205,117,620 and 205,267,349 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively 2,051 2,053 Additional paid-in capital 4,521,103 4,525,969 Accumulated other comprehensive (loss) income (449) 307 Cumulative dividends in excess of earnings (1,369,763) (1,272,305) Total stockholders’ equity 3,152,942 3,256,024 Noncontrolling interests 78,060 78,890 Total equity 3,231,002 3,334,914 Total liabilities and equity $ 6,240,475 $ 6,188,476 2Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 10

Financial Statements

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share data)

	Three Months Ended				Six Months Ended			
	2Q19		2Q18		2Q19		2Q18	
Revenues:								
Rental income	$	171,609	$	173,221	$	340,484	$	348,788
Interest and other operating income		148		111		239		205
Total revenues		171,757		173,332		340,723		348,993
Expenses:								
Rental		52,938		53,553		104,406		109,575
General and administrative		10,079		8,725		21,369		17,511
Transaction		296		396		336		587
Depreciation and amortization		68,429		69,104		137,910		139,496
Interest expense		24,006		26,305		47,976		52,558
Impairment		—		—		—		4,606
Total expenses		155,748		158,083		311,997		324,333
Loss on sale of real estate, net		—		—		(37)		—
Income from unconsolidated joint venture		548		403		1,034		973
Other income		41		5		576		40
Net income	$	16,598	$	15,657	$	30,299	$	25,673
Net income attributable to noncontrolling interests		(339)		(311)		(600)		(525)
Net income attributable to common stockholders	$	16,259	$	15,346	$	29,699	$	25,148
Earnings per common share - basic:								
Net income attributable to common stockholders	$	0.08	$	0.07	$	0.14	$	0.12
Earnings per common share - diluted:								
Net income attributable to common stockholders	$	0.08	$	0.07	$	0.14	$	0.12
Weighted average common shares outstanding:								
Basic		205,108		205,241		205,094		205,155
Diluted		209,005		209,259		209,002		209,218
Dividends declared per common share	$	0.310	$	0.305	$	0.620	$	0.610

HTA LISTED NYSE

2Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 11

Financial Statements Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) Six Months Ended 2Q19 2Q18 Cash flows from operating activities: Net income $ 30,299 $ 25,673 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 132,931 135,177 Share-based compensation expense 5,491 5,703 Impairment — 4,606 Income from unconsolidated joint venture (1,034) (973) Distributions from unconsolidated joint venture 1,335 975 Loss on sale of real estate, net 37 — Changes in operating assets and liabilities: Receivables and other assets, net 457 (2,956) Accounts payable and accrued liabilities (23,262) (13,254) Prepaid rent and other liabilities 2,483 1,157 Net cash provided by operating activities 148,737 156,108 Cash flows from investing activities: Investments in real estate (93,855) (11,887) Development of real estate (4,627) (23,861) Proceeds from the sale of real estate 1,193 — Capital expenditures (37,763) (34,110) Collection of real estate notes receivable 365 347 Net cash used in investing activities (134,687) (69,511) Cash flows from financing activities: Borrowings on unsecured revolving credit facility 135,000 85,000 Payments on unsecured revolving credit facility (15,000) (85,000) Payments on secured mortgage loans (96,173) (99,218) Security deposits — 222 Proceeds from issuance of common stock — 72,814 Repurchase and cancellation of common stock (12,095) (11,553) Dividends paid (127,387) (125,128) Distributions paid to noncontrolling interest of limited partners (2,781) (2,689) Net cash used in financing activities (118,436) (165,552) Net change in cash, cash equivalents and restricted cash (104,386) (78,955) Cash, cash equivalents and restricted cash - beginning of period 133,530 118,560 Cash, cash equivalents and restricted cash - end of period $ 29,144 $ 39,605 2Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 12

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA*re*

(unaudited and in thousands, except per share data)

FFO, Normalized FFO and Normalized FAD	Three Months Ended 2Q19	Three Months Ended 2Q18	Six Months Ended 2Q19	Six Months Ended 2Q18
Net income attributable to common stockholders	$ 16,259	$ 15,346	$ 29,699	$ 25,148
Depreciation and amortization expense related to investments in real estate	67,846	68,585	136,772	138,441
Loss on sale of real estate, net	—	—	37	—
Impairment	—	—	—	4,606
Proportionate share of joint venture depreciation and amortization	450	463	922	814
FFO attributable to common stockholders	$ 84,555	$ 84,394	$ 167,430	$ 169,009
Transaction expenses	296	252	336	443
Noncontrolling income from OP units included in diluted shares	301	297	534	478
Other normalizing items, net	—	144	—	144
Normalized FFO attributable to common stockholders	$ 85,152	$ 85,087	$ 168,300	$ 170,074
Non-cash compensation expense	2,102	2,224	5,491	5,703
Straight-line rent adjustments, net	(2,464)	(2,377)	(5,722)	(5,543)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	325	559	657	1,310
Deferred revenue - tenant improvement related and other income	(2)	(43)	(3)	(109)
Amortization of deferred financing costs and debt discount/premium, net	1,407	1,291	2,812	2,580
Recurring capital expenditures, tenant improvements and leasing commissions	(13,402)	(14,511)	(25,264)	(25,861)
Normalized FAD attributable to common stockholders	$ 73,118	$ 72,230	$ 146,271	$ 148,154
Net income attributable to common stockholders per diluted share	$ 0.08	$ 0.07	$ 0.14	$ 0.12
FFO adjustments per diluted share, net	0.32	0.33	0.66	0.69
FFO attributable to common stockholders per diluted share	$ 0.40	$ 0.40	$ 0.80	$ 0.81
Normalized FFO adjustments per diluted share, net	0.01	0.01	0.01	0.00
Normalized FFO attributable to common stockholders per diluted share	$ 0.41	$ 0.41	$ 0.81	$ 0.81
Weighted average diluted common shares outstanding	209,005	209,259	209,002	209,218

Adjusted EBITDA*re* [1]	Three Months Ended 2Q19
Net income	$ 16,598
Interest expense	24,006
Depreciation and amortization expense	68,429
Proportionate share of joint venture depreciation and amortization	450
EBITDAre	$ 109,483
Transaction expenses	296
Non-cash compensation expense	2,102
Pro forma impact of acquisitions	673
Adjusted EBITDA*re*	$ 112,554
Adjusted EBITDA*re*, annualized	$ 450,216
As of June 30, 2019:	
Debt	$ 2,567,008
Less: cash and cash equivalents	23,194
Net Debt	$ 2,543,814
Net Debt to Adjusted EBITDA*re*	5.7x

(1) Refer to page 23 for the reporting definitions of EBITDA*re*, as defined by NAREIT, and Adjusted EBITDA*re*.

HTA LISTED NYSE

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Healthcare Trust of America, Inc. I 13

Financial Information

Debt Composition and Maturity Schedule

(as of June 30, 2019, dollars in thousands)

Debt Composition

	Principal Balance	Deferred Financing Costs, Net	Discounts	Total	Stated Rate (1)	Hedged Rate (2)
Unsecured senior note due 2021	$ 300,000	$ (888)	$ (679)	$ 298,433	3.38%	3.38%
Unsecured senior note due 2022	400,000	(1,872)	(153)	397,975	2.95	2.95
Unsecured senior note due 2023	300,000	(1,322)	(974)	297,704	3.70	3.70
Unsecured senior note due 2026	350,000	(1,152)	(1,688)	347,160	3.50	3.50
Unsecured senior note due 2027	500,000	(3,393)	(2,096)	494,511	3.75	3.75
Total unsecured senior notes	$ 1,850,000	$ (8,627)	$ (5,590)	$ 1,835,783		
Unsecured term loan due 2023	300,000	(1,774)	—	298,226	3.59%	3.59%
Unsecured term loan due 2024	200,000	(1,914)	—	198,086	3.44	2.75
Total unsecured term loans	$ 500,000	$ (3,688)	$ —	$ 496,312		
Unsecured revolving credit facility due 2022 (3)	120,000	—	—	120,000	3.49%	3.49%
Secured mortgage loans	115,248	(40)	(295)	114,913	3.92	3.92
Total debt	$ 2,585,248	$ (12,355)	$ (5,885)	$ 2,567,008	3.50%	3.44%

Maturity Schedule



$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
$1,189
$97,429
$2,504
$300,000
$2,005
$400,000
$120,000
$12,121
$300,000
$300,000
$200,000
$850,000
2019
2020
2021
2022
2023
Thereafter
Unsecured Revolving Credit Facility
Unsecured Senior Notes
Unsecured Term Loans
Secured Mortgage Loans

(1) The stated rate on the debt instrument as of the end of the period.
(2) The effective rate incorporates any cash flow hedges that serve to fix variable rate debt, as of the end of the period.
(3) Rate does not include the 20 basis point facility fee that is payable on the entire $1.0 billion revolving credit facility.

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Healthcare Trust of America, Inc. I 14

Financial Information Capitalization and Covenants (as of June 30, 2019, dollars and shares in thousands, except stock price) Capitalization 2Q19 Unsecured revolving credit facility $ 120,000 Unsecured term loans 500,000 Unsecured senior notes 1,850,000 Secured mortgage loans 115,248 Equity Deferred financing costs, net (12,355) 69% Discount, net (5,885) Total debt $ 2,567,008 Secured Less: cash and cash equivalents 23,194 Debt 1% Net debt $ 2,543,814 Stock price (as of June 28, 2019) $ 27.43 Total diluted common shares outstanding 209,093 Equity capitalization $ 5,735,421 Total capitalization $ 8,279,235 Total undepreciated assets $ 7,564,756 Unsecured Gross book value of unencumbered assets $ 6,905,302 Debt 30% Total debt/undepreciated assets 33.9% Net debt/total capitalization 30.7% Covenants Bank Loans Required 2Q19 Senior Notes Required 2Q19 Total leverage ≤ 60% 37% Total leverage ≤ 60% 35% Secured leverage ≤ 30% 2% Secured leverage ≤ 40% 2% Fixed charge coverage ≥ 1.50x 4.45x Unencumbered asset coverage ≥ 150% 303% Unencumbered leverage ≤ 60% 36% Interest coverage ≥ 1.50x 4.53x Unencumbered coverage ≥ 1.75x 5.22x 2Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 15

Portfolio Information

Same-Property Performance and NOI

(as of June 30, 2019, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	2Q19	1Q19	2Q18	$ Change	% Change	$ Change	% Change
Rental revenue	$ 124,917	$ 123,562	$ 121,928	$ 1,355	1.1%	$ 2,989	2.5%
Tenant recoveries	36,406	36,175	33,432	231	0.6	2,974	8.9
Total rental income	161,323	159,737	155,360	1,586	1.0	5,963	3.8
Expenses	48,846	48,132	46,040	714	1.5	2,806	6.1
Same-Property Cash NOI [(1)]	$ 112,477	$ 111,605	$ 109,320	$ 872	0.8%	$ 3,157	2.9%
Rental Margin [(2)]	90.0%	90.3%	89.7%				

	As of		
	2Q19	1Q19	2Q18
Number of buildings	408	408	408
GLA	22,008	21,995	21,983
Leased GLA, end of period	20,269	20,268	20,292
Leased %, end of period	92.1%	92.1%	92.3%
Occupancy GLA, end of period	20,043	20,041	20,053
Occupancy %, end of period	91.1%	91.1%	91.2%

NOI [(3)]

	Three Months Ended	
	2Q19	2Q18
Net income	$ 16,598	$ 15,657
General and administrative expenses	10,079	8,725
Transaction expenses	296	396
Depreciation and amortization expense	68,429	69,104
Interest expense	24,006	26,305
Income from unconsolidated joint venture	(548)	(403)
Other income	(41)	(5)
NOI	$ 118,819	$ 119,779
NOI percentage growth	(0.8)%	
NOI	$ 118,819	$ 119,779
Straight-line rent adjustments, net	(2,464)	(2,377)
Amortization of (below) and above market leases/leasehold interests, net and other GAAP adjustments	(357)	55
Notes receivable interest income	(25)	(34)
Cash NOI	$ 115,973	$ 117,423
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(1,457)	(5,002)
Redevelopment Cash NOI	(845)	(1,784)
Intended for sale Cash NOI	(1,194)	(1,317)
Same-Property Cash NOI	$ 112,477	$ 109,320
Same-Property Cash NOI percentage growth	2.9 %	

(1) The presentation includes certain adjustments to allow for the consistent treatment of items impacted by Topic 842-Leases.
(2) Rental margin presents Same-Property Cash NOI divided by Same-Property rental revenue.
(3) Refer to pages 23 and 24 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.

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Healthcare Trust of America, Inc. I 16

Portfolio Information Investment Activity (as of June 30, 2019, dollars and GLA in thousands) 2019 Acquisitions % Leased at Property Market Date Acquired Acquisition Purchase Price (1) GLA Westport Center Westport, CT January 82 $ 18,750 38 Medical Office Condos Various April 33 3,350 34 Charlotte MOBs Charlotte, NC April/May 95 20,280 73 1740 South Street MOB Philadelphia, PA May 97 10,500 46 Streeterville Center Chicago, IL June 98 40,007 72 Total $ 92,887 263 Annual Investments (1) As of June 30, 2019, HTA has invested $6.9 billion primarily in MOBs, development properties and other healthcare assets comprising 23.3 million square feet of GLA. $2,800,000 $2,722,467 $2,450,000 $2,100,000 $1,750,000 $1,400,000 $1,050,000 $802,148 $700,000 $700,764 $542,976 $455,950 $439,530 $350,000 $413,150 $397,826 $294,937 $271,510 $92,887 $68,314 $17,729 $0 $(82,885) $(35,685) $(39,483) $(85,150) $(1,200) $(308,550) -$350,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Acquisitions Dispositions (1) Excludes real estate note receivables and corporate assets. 2Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 17

Portfolio Information

Development/Redevelopment Summary and Property Capital Expenditures

(as of June 30, 2019, dollars and GLA in thousands)

Development/Redevelopment Summary - Property Information

Development/Redevelopment	MSA	Total GLA	% Leased
Memorial Hermann Plaza II MOB	Houston, TX	100	100%
Total Stabilized		100	100
Development:			
Jackson South MOB	Miami, FL	51	70
Redevelopment:			
Cary MOB (1)	Raleigh, NC	125	72
Total Construction in Progress		176	71
Total Development and Redevelopment		276	82%

Development/Redevelopment Summary - Financial Information

Development/ Redevelopment	Completion/ Estimated Completion	Redevelopments Removed From Operations (2)	Total Construction Cost	Construction in Progress	Costs to Complete
Memorial Hermann Plaza II MOB (3)	2Q18		$ 21,159	$ 13,649	$ 7,510
Total Stabilized			$ 21,159	$ 13,649	$ 7,510
Development:					
Jackson South MOB	3Q20		$ 22,117	$ 1,328	$ 20,789
Redevelopment:					
Cary MOB	1Q21	$ 6,782	43,897	2,450	41,447
Total Construction in Progress		$ 6,782	$ 66,014	$ 3,778	$ 62,236
Total Development and Redevelopment		$ 6,782	$ 87,173	$ 17,427	$ 69,746
Total construction costs/gross real estate investments		1.2%			

Development/Redevelopment Summary - Costs

	Three Months Ended 2Q19	Six Months Ended 2Q19
Development/redevelopment	$ 2,689	$ 4,703
Property Capital Expenditures		
Recurring capital expenditures	$ 2,685	$ 6,636
Tenant improvements - 2nd generation	5,843	11,515
Lease commissions	4,874	7,113
Total recurring capital expenditures	$ 13,402	$ 25,264
Capital expenditures - 1st generation/acquisition	669	1,610
Tenant improvements - 1st generation	7,855	9,801
Total capital expenditures	$ 21,926	$ 36,675

(1) During 2Q 2019, HTA broke ground on Cary MOB. As part of the project HTA removed four of the existing buildings totaling 45,000 square feet of GLA in order to build a new 125,000 square foot Class A MOB.

(2) Represents the net book value for buildings placed in redevelopment and removed from HTA's Same-Property pool.

(3) Costs to complete for Memorial Hermann Plaza II MOB relates to remaining tenant improvements. The building is 100% leased and fully operational.

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Healthcare Trust of America, Inc. I 18

Portfolio Information

Key Markets/Top 75 MSA Concentration and Regional Portfolio Distribution

(as of June 30, 2019, dollars and GLA in thousands)

Key Markets and Top 75 MSA Concentration (1)

Key Markets	Investment	% of Investment	Total GLA (2)	% of Portfolio	Annualized Base Rent (3)	% of Annualized Base Rent
Dallas, TX	$ 843,274	12.3%	2,052	8.8%	$ 53,569	10.5%
Houston, TX	430,979	6.3	1,588	6.8	33,801	6.6
Boston, MA	396,530	5.8	965	4.1	32,550	6.4
Tampa, FL	350,746	5.1	952	4.1	24,074	4.7
Atlanta, GA	325,186	4.8	1,088	4.7	24,361	4.8
Hartford/New Haven, CT	296,681	4.3	1,012	4.3	21,610	4.2
Indianapolis, IN	281,768	4.1	1,396	6.0	25,040	4.9
Phoenix, AZ	267,781	3.9	1,316	5.6	24,320	4.7
Denver, CO	246,957	3.6	538	2.3	11,593	2.3
Orange County/Los Angeles, CA	241,242	3.5	550	2.4	15,625	3.0
Chicago, IL	230,785	3.4	454	1.9	14,502	2.8
Miami, FL	228,624	3.3	997	4.3	22,607	4.4
Raleigh, NC	199,889	2.9	622	2.7	13,640	2.7
Albany, NY	170,071	2.5	833	3.6	16,188	3.2
Austin, TX	164,425	2.4	409	1.7	8,980	1.7
Orlando, FL	156,300	2.3	513	2.2	9,552	1.9
Pittsburgh, PA	148,612	2.2	1,095	4.7	19,136	3.7
White Plains, NY	126,144	1.9	333	1.4	8,587	1.7
Milwaukee, WI	116,082	1.7	368	1.6	6,418	1.2
Charlotte, NC	117,177	1.7	412	1.8	9,610	1.9
Top 20 MSAs	5,339,253	78.0	17,493	75.0	395,763	77.3
Additional Top MSAs	1,097,338	16.0	4,147	17.8	79,806	15.6
Total Key Markets/Top 75 MSAs	$ 6,436,591	94.0%	21,640	92.8%	$ 475,569	92.9%

Regional Portfolio Distribution

Region	Investment	% of Investment	Total GLA (2)	% of Portfolio	Annualized Base Rent (3)	% of Annualized Base Rent
Southwest	$ 2,617,815	38.2%	8,174	35.1%	$ 182,160	35.6%
Southeast	1,838,842	26.8	6,335	27.2	139,161	27.2
Northeast	1,281,510	18.7	4,675	20.1	107,355	21.0
Midwest	1,104,200	16.1	4,110	17.5	82,413	16.1
Northwest	7,750	0.2	22	0.1	561	0.1
Total	$ 6,850,117	100%	23,316	100%	$ 511,650	100%

(1) Key markets are titled as such based on HTA's concentration in the respective MSA.
(2) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Refer to page 23 for the reporting definition of Annualized Base Rent.

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Healthcare Trust of America, Inc. I 19

Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Tenant Specialty

(as of June 30, 2019, dollars and GLA in thousands, except as otherwise noted)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA (1)	% of Total GLA	Annualized Base Rent (2)	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	107	21	5,906	25.3%	$ 132,682	25.9%
Multi-tenant	306	31	16,101	69.1	340,733	66.6
Other Healthcare Facilities						
Hospitals	15	7	954	4.1	32,728	6.4
Senior care	3	1	355	1.5	5,507	1.1
Total	431	32	23,316	100%	$ 511,650	100%
Net-Lease/Gross-Lease						
Net-lease	271	29	14,321	61.4%	$ 330,380	64.6%
Gross-lease	160	20	8,995	38.6	181,270	35.4
Total	431	32	23,316	100%	$ 511,650	100%

Historical Campus Proximity (3)

	As of 2Q19	1Q19	4Q18	3Q18	2Q18
Off-Campus Aligned	27%	28%	28%	28%	26%
On-Campus	68	68	68	68	70
On-Campus/Aligned	95%	96%	96%	96%	96%
Off-Campus/Non-Aligned	5	4	4	4	4
Total	100%	100%	100%	100%	100%

Tenant Specialty (4)

Specialty	On-Campus	Off-Campus	Total
Primary Care (5)	16.3%	20.3%	17.6%
Orthopedics/Sports Medicine	9.2%	10.7%	9.6%
Obstetrics/Gynecology	7.8	3.4	6.4
Cardiology	6.6	3.4	5.6
Oncology	4.5	2.4	3.8
Imaging/Diagnostics/Radiology	3.4	4.9	3.9
Eye and Vision	3.0	3.8	3.3
General Surgery	2.8	2.2	2.6
Other Specialty	32.4	33.0	32.6
Specialty	69.7%	63.8%	67.8%
Ambulatory Surgery Center	5.0%	6.9%	5.6%
Education/Research	4.4	1.8	3.6
Pharmacy	1.2	0.3	0.9
Other	3.4	6.9	4.5
Total	100%	100%	100%

(1) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(2) Refer to page 23 for the reporting definition of Annualized Base Rent.
(3) Percentages shown as percent of total GLA. Refer to page 24 for the reporting definitions of Off-campus/Non-Aligned and On-Campus/Aligned.
(4) Tenant Specialty includes the percentage of total GLA of multi-tenanted clinical MOBs.
(5) Primary Care includes Pediatrics, Family and Internal Medicine.

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Portfolio Information

New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations

(as of June 30, 2019, dollars and GLA in thousands)

New and Renewal Leasing Activity

	Total GLA	Average Term [1]	Average Base Rent [2] Expiring		Average Base Rent [2] Starting		Tenant Improvements [2]		Leasing Commissions [2]	
1Q 2019										
New Leases	207	7.5			$	24.13	$	35.40	$	2.51
Renewal Leases	892	9.6	$	16.39		17.35		15.63		2.74
Total 1Q 2019	1,099	9.2			$	17.77	$	19.34	$	2.70
2Q 2019										
New Leases	205	7.4			$	27.33	$	30.11	$	1.65
Renewal Leases	596	5.5	$	25.95		26.88		8.34		1.12
Total 2Q 2019	801	6.0			$	26.94	$	14.15	$	1.26
YTD 2019										
New Leases	412	7.4			$	26.08	$	32.79	$	2.09
Renewal Leases	1,488	8.1	$	20.09		21.04		12.86		2.12
Total YTD 2019	1,900	7.9			$	21.50	$	17.24	$	2.11

Historical Leased Rate [3]

	As of 2Q19	1Q19	4Q18	3Q18	2Q18
Total portfolio leased rate	91.6%	91.8%	92.0%	92.1%	91.9%
On-campus/aligned leased rate	91.7	91.8	92.1	92.2	91.9
Off-campus/non-aligned leased rate	89.4	92.7	89.3	91.1	90.8
Total portfolio occupancy rate	90.6	90.6	91.0	90.9	90.9

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases [4]	% of GLA of Expiring Leases		Annualized Base Rent of Expiring Leases [5]	% of Total Annualized Base Rent
Month-to-month	108	345	1.6%	$	7,962	1.5%
2019	301	1,163	5.4		35,327	6.9
2020	548	2,093	9.8		50,159	9.8
2021	648	2,497	11.7		59,218	11.6
2022	444	2,163	10.1		52,499	10.3
2023	363	2,109	9.9		45,852	9.0
2024	278	1,575	7.4		37,479	7.3
2025	198	1,276	6.0		30,862	6.0
2026	186	1,334	6.2		28,524	5.6
2027	162	1,987	9.3		54,167	10.6
2028	111	993	4.7		22,642	4.4
Thereafter	298	3,823	17.9		86,959	17.0
Total	3,645	21,358	100%	$	511,650	100%

(1) Amounts presented in years.
(2) Amounts presented per square foot.
(3) Calculations are based on percentage of total GLA, excluding GLA for projects under development and including 100% of the GLA of its unconsolidated joint venture.
(4) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(5) Refer to page 23 for the reporting definition of Annualized Base Rent.

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Healthcare Trust of America, Inc. I 21

Portfolio Information

Top MOB Tenants and Ownership Interests

(as of June 30, 2019, dollars and GLA in thousands, except as otherwise noted)

Top MOB Tenants (1)

Tenant	Weighted Average Remaining Lease Term (2)	Credit Rating	Total Leased GLA (3)	% of Leased GLA	Annualized Base Rent (4)	% of Annualized Base Rent
Baylor Scott & White Health	7	Aa3	870	4.1%	$ 23,406	4.6%
HCA Healthcare	6	Ba1	681	3.2	19,330	3.8
Highmark-Allegheny Health Network	9	Baa1	881	4.1	15,483	3.0
Tenet Healthcare Corporation	7	B2	499	2.3	12,004	2.3
Providence St. Joseph Health	4	Aa3	292	1.4	10,556	2.0
Ascension	4	Aa2	441	2.1	10,165	2.0
Steward Health Care	7	NR	380	1.8	10,059	2.0
CommonSpirit Health	8	Baa1	387	1.8	8,511	1.7
AdventHealth	3	Aa2	351	1.6	7,105	1.4
Community Health Systems	8	Caa3	367	1.7	7,044	1.4
Mercy Health	7	Aa3	270	1.3	6,748	1.3
Harbin Clinic	8	NR	298	1.4	6,555	1.3
Atrium Health	2	NR	220	1.0	6,510	1.3
Community Health Network	5	A2	271	1.3	5,643	1.1
Rush University Medical Center	1	A1	139	0.6	5,279	1.0
Total			6,347	29.7%	$ 154,398	30.2%

Ownership Interests (5)

	Number of Buildings	GLA (3)	Annualized Base Rent	% of Annualized Base Rent	As of (6) 2Q19	1Q19	4Q18	3Q18	2Q18
Fee Simple	284	14,109	$ 314,495	61%	61%	60%	60%	65%	62%
Customary Health System Restrictions	140	8,839	187,352	37	38	38	38	34	34
Economic with Limited Restrictions	6	333	9,298	2	1	2	2	1	1
Occupancy Health System Restrictions	1	35	505	—	—	—	—	—	3
Leasehold Interest Subtotal	147	9,207	197,155	39	39	40	40	35	38
Total	431	23,316	$ 511,650	100%	100%	100%	100%	100%	100%

(1) Represents direct leases with top health systems and their subsidiaries. Parent tenant credit rating used where direct tenant is not rated.
(2) Amounts presented in years.
(3) Total leased and total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(4) Refer to page 23 for the reporting definition of Annualized Base Rent.
(5) Refer to pages 23 and 24 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.
(6) Percentages shown as percent of total GLA.

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Healthcare Trust of America, Inc. I 22

Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”): Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined below) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing items. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent).  Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests and other GAAP adjustments; and (iii) notes receivable interest income. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight- line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of parent tenants and their subsidiaries. Customary Health System Restrictions: Ground leases with a health system ground lessor that include restrictions on tenants that may be considered competitive with the hospital, including provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by NAREIT, EBITDAre is computed as net income or loss (computed in accordance with GAAP) plus: (i) interest expense; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss on the sale of real estate; and (vi) and the proportionate share of joint venture depreciation and amortization. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area in square feet. Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased (excluding GLA for properties under development), including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense and net change in fair value of derivative financial instruments; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA’s financial performance. NOI should be reviewed in connection with other GAAP measurements. 2Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 23

Reporting Definitions - Continued Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) non-cash compensation expense; (ii) straight-line rent adjustments; (iii) amortization of below and above market leases/leasehold interests and corporate assets; (iv) deferred revenue - tenant improvement related and other income; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) noncontrolling income or loss from partnership units included in diluted shares; and (iv) other normalizing items, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of its operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have full alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but is anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant its properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) are actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements. Tenant Recoveries: Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for real estate taxes, common area maintenance and other certain operating expenses are recognized as revenue on a gross basis in the period in which the related recoverable expenses are incurred.  HTA accrues revenue corresponding to these expenses on a quarterly basis to adjust recorded amounts to its best estimate of the final annual amounts to be billed. Subsequent to year-end, on a calendar year basis, HTA performs reconciliations on a lease-by-lease basis and bill or credit each tenant for any differences between the estimated expenses HTA billed and the actual expenses that were incurred. 2Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 24